Exhibit 99.2

Independent Auditor’s Report

Board of Directors
EnvisionTEC Group
Dearborn, Michigan

We have audited the accompanying combined financial statements of EnvisionTEC Group, which comprise the combined balance sheets as of December 31, 2019 and 2018, and the related statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of EnvisionTEC Group as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA LLP

Troy, Michigan
November 6, 2020

EnvisionTEC Group

Combined Balance Sheets
(in thousands)

December 31,	2019	2018
Assets
Current Assets
Cash and cash equivalents	$14,865	$16,927
Trade accounts receivable, less allowance for doubtful accounts of $755 and $644 in 2019 and 2018	3,310	3,010
Inventories	8,885	9,029
Prepaid expenses and other current assets	3,660	3,490
Total Current Assets	30,720	32,456
Property and Equipment, Net	1,719	1,867
Intangible Asset, Net	594	642
Total Assets	$33,033	$34,965
Liabilities and Equity
Current Liabilities
Trade accounts payable	$2,461	$1,735
Deferred revenue and customer deposits	2,175	3,055
Income taxes payable	427	387
Related party loan payable	600	—
Accrued expenses and other current liabilities	1,993	2,975
Total Current Liabilities	7,656	8,152
Stockholders’ Equity
Contributed capital	443	443
Retained earnings	28,517	29,074
Accumulated other comprehensive loss	(3,583)	(2,704)
Total Stockholders’ Equity	25,377	26,813
Total Liabilities and Stockholders’ Equity	$33,033	$34,965

See accompanying notes to combined financial statements.

EnvisionTEC Group

Combined Statements of Operations and Comprehensive Income
(in thousands)

Year ended December 31,	2019	2018
Net Revenue	$34,582	$34,512
Cost of Goods Sold	20,874	18,777
Gross Profit	13,708	15,735
Operating Expenses
Selling, general and administrative	9,839	12,742
Research and development	4,706	5,579
Total Operating Expenses	14,545	18,321
Loss from Operations	(837)	(2,586)
Other Income	302	225
Loss Before Taxes	(535)	(2,361)
Income Taxes	(22)	(134)
Net Loss	(557)	(2,495)
Other Comprehensive Loss
Foreign currency translation	(879)	(878)
Comprehensive Loss	$(1,436)	$(3,373)

See accompanying notes to combined financial statements.

EnvisionTEC Group

Combined Statements of Changes in Stockholders’ Equity
(in thousands)

	Contributed Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
Balance, January 1, 2018	$43	$31,969	$(1,826)	$30,186
Contribution	400	—	—	400
Distribution to stockholder	—	(400)	—	(400)
Net loss	—	(2,495)	—	(2,495)
Other comprehensive loss	—	—	(878)	(878)
Balance, December 31, 2018	443	29,074	(2,704)	26,813
Net loss	—	(557)	—	(557)
Other comprehensive loss	—	—	(879)	(879)
Balance, December 31, 2019	$443	$28,517	$(3,583)	$25,377

See accompanying notes to combined financial statements.

EnvisionTEC Group

Combined Statements of Cash Flows
(in thousands)

Year ended December 31,	2019	2018
Operating Activities
Net loss	$(557)	$(2,495)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	719	913
Amortization	49	48
Provision for bad debt	(308)	606
Loss (gain) on sale of property and equipment	205	(67)
Changes in operating assets and liabilities:
Trade accounts receivable	8	(557)
Inventories	144	(1,861)
Prepaid expenses and other current assets	(170)	(1,170)
Trade accounts payable	726	1,239
Deferred revenue and customer deposits	(880)	105
Income taxes payable	40	152
Accrued expenses and other current liabilities	(982)	235
Net cash used in operating activities	(1,006)	(2,852)
Investing Activities
Property and equipment purchases	(777)	(381)
Distribution to stockholder	—	(400)
Contribution	—	400
Net cash used in investing activities	(777)	(381)
Financing Activities
Related party loans	600	—
Effect of Currency Translation on Cash and Cash Equivalents	(879)	(765)
Net Decrease in Cash and Cash Equivalents	(2,062)	(3,998)
Cash and Cash Equivalents, beginning of year	16,927	20,925
Cash and Cash Equivalents, end of year	$14,865	$16,927
Supplemental Cash Flow Information:
Cash paid for income taxes, net of refunds	$149	$1,285

See accompanying notes to combined financial statements.

EnvisionTEC Group

Notes to Combined Financial Statements

1.     Basis of Presentation

The combined financial statements include the accounts of EnvisionTEC, Inc., a Michigan corporation, which operates the business in North America; EnvisionTEC GmbH, a German company with limited liability, which operates the business in Germany; 3dBotics, Inc, d.b.a. Virids3D, a Michigan corporation, which prints 3D sand molds, and Gulf Filtration Systems, a Michigan corporation, which holds certain intellectual property. Collectively, the combined group is referred to as “the Company” or “EnvisionTEC Group.” The combined financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All material intercompany transactions and balances have been eliminated in combination.

The Company is a leading global provider of professional 3D printing solutions for the rapid manufacture of mass customized products across a variety of end markets. The Company’s 3D printing solutions include three proprietary print technologies and a wide range of print materials. The Company’s 3D printing solutions are used by customers for numerous applications, including the development and manufacture of customized jewelry, hearing aid, dental, biotech and foundry products.

All amounts presented in the accompanying footnotes are presented in thousands, unless otherwise stated.

2.     Summary of Significant Accounting Policies

Use of Estimates

The preparation of these combined financial statements requires the Company to make certain judgments, estimates and assumptions regarding uncertainties that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. Areas that require significant judgments, estimates and assumptions include, the allowance for doubtful accounts; inventories (including slow moving and obsolete inventory valuation adjustments); product warranty reserves; income taxes; contingencies; and future cash flow estimates associated with long-lived assets for purposes of impairment testing. The Company bases its estimates on historical experience, market comparables and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Revenue Recognition

Revenue from the sale of 3D printers and consumables is recognized upon transfer of the risks and rewards of ownership to the buyer, which for 3D printers is generally upon shipment for sales to distributors, or in the case of direct sales of the Company’s 3D printers upon final acceptance by the customer after completion of the training and installation by the Company’s technicians, or upon shipping for printers that are installed by the customer. Revenue from the sales of consumables (primarily print materials and replacement parts) is recorded upon shipment. Revenue for all deliverables in a sales arrangement is recognized, provided that persuasive evidence of a sales arrangement exists, both title and risk of loss have passed to the customer and collection is reasonably assured. Persuasive evidence of a sales arrangement exists upon execution of a written sales agreement or signed purchase order that constitutes a fixed and legally binding commitment between the Company and its customer. Any payments received from a customer prior to meeting all revenue recognition criteria are recorded as deferred revenue in the combined balance sheets.

The Company enters into sales arrangements that may provide for multiple deliverables to a customer. Sales may include a combination of 3D printers, ancillary equipment, consumables, a standard warranty, training and installation. The timing of revenue recognition is generally the same for each component of the sale as the final requirements for revenue recognition are met at the same time (i.e., customer acceptance or shipment, whichever is applicable for that sale). The Company evaluates the impact of undelivered items on the functionality of delivered items for each sales transaction and, where appropriate, defers revenue on delivered items when that functionality has been affected.

EnvisionTEC Group

Notes to Combined Financial Statements

The Company provides customers with a standard warranty on the sale of its 3D printers, generally covering the one-year period from the sale of the printer. The warranty is not treated as a separate service because the warranty is an integral part of the sale of the machine. A reserve for estimated warranty costs is recorded at the time of the sale based on historical warranty experience. After the initial warranty period, the Company offers customers an optional extended warranty. Extended warranty revenue is deferred and recognized on a straight-line basis over the period of the contract and the costs associated with these contracts are recognized as incurred.

The Company’s 3D printers include embedded software which is not sold separately and is not a significant focus of its marketing effort. The Company does not provide post-contract customer support specific to the software or incur significant costs that are within the scope of FASB Accounting Standard Codification (“ASC”) 985, Software-Revenue Recognition. Additionally, the functionality that the software provides is marketed as part of the overall product. The software embedded in the equipment is incidental to the equipment as a whole, such that ASC 985 is not applicable. Revenue associated with this embedded software is recognized at the same time as the related 3D printer.

Shipping and handling costs billed to customers for sales of 3D printers and consumables are included in revenue in the combined statements of operations and comprehensive income. Costs incurred by the Company associated with shipping and handling are included in cost of sales in the combined statements of operations and comprehensive income.

The terms of sale for the Company’s 3D printers generally require upfront payment for a portion of the cost of the 3D printer before shipment (usually at the time of order and/or just prior to shipping), with any remaining balance generally to be paid 30 to 60 days after shipment or installation. Payment for sales of consumables is generally due 30 to 60 days after shipment to the customer. Customers generally do not have a right of return, but if accepted they are generally subject to a restocking fee.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. These instruments are stated at cost, which approximates fair value because of the short maturity of the instruments. Cash balances are maintained with financial institutions located in the United States, Germany and Lebanon. The Company believes its risk of loss is limited; however, at times, account balances may exceed international and federally insured limits. The Company has no history of losses associated with these cash and cash equivalent balances.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at their net realizable value. The estimate of the allowance for doubtful accounts related to trade receivables is based on evaluation of customer accounts with past-due balances or specific accounts for which there is information that the customer may be unable to meet its financial obligations. Based upon review of these accounts, and management’s analysis and judgment, the Company records a specific allowance for that customer’s accounts receivable balance to reduce the outstanding receivable balance to the amount expected to be collected. The allowance is re-evaluated and adjusted periodically as additional information is received that impacts the allowance amount reserved. The allowance for doubtful accounts at December 31, 2019 and 2018 was $755 and $644, respectively.

Inventories

All inventories are valued at the lower of cost or market, as determined using the first-in, first-out (“FIFO”) method. Overhead is allocated to work in progress and finished goods based on normal capacity of the Company’s production facilities. Fixed overhead associated with production facilities that are being operated below normal capacity are recognized as a period expense rather than being capitalized as a product cost. Adjustments for slow-moving and obsolete inventories are provided based on historical experience and current product demand. These adjustments reduce the cost basis of the respective inventory and are recorded as a charge to cost of sales in the combined statements of operations and comprehensive income. The adjustments for slow-moving and obsolete inventories December 31, 2019 and 2018 was $594 and $614, respectively.

EnvisionTEC Group

Notes to Combined Financial Statements

Property and Equipment, Net

Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, generally one to seven years. Leasehold improvements are depreciated on a straight-line basis over the shorter of their estimated useful lives or the contractual lives of the related leases. Repairs and maintenance are charged to expense as incurred.

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (asset group) may not be recoverable. Recoverability of assets is determined by comparing the estimated undiscounted net cash flows of the operations related to the assets (asset group) to their carrying amount. An impairment loss would be recognized when the carrying amount of the assets (asset group) exceeds the estimated undiscounted net cash flows. The amount of the impairment loss to be recorded is calculated as the excess of carrying value of assets (asset group) over their fair value, with fair value determined using the best information available, which generally is a discounted cash flow model. The determination of what constitutes an asset group, the associated undiscounted net cash flows, and the estimated useful lives of assets require significant judgments and estimates by management. The Company recorded no impairment losses during the years ended December 31, 2019 and 2018.

Intangible Assets, Net

Intangible assets represent acquired intangibles purchased through acquisitions. Intangible assets with finite lives are amortized using the straight-line method over their estimated useful life, which is determined by identifying the period over which most of the cash flows are expected to be generated.

Amortization of acquired intangible is included in cost of sales, research and development expenses and selling, general and administrative expenses in the combined statements of operations and comprehensive income. For intangibles with finite lives, the Company reviews the carrying amounts for potential impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is determined by comparing the estimated undiscounted net cash flows of the operations related to the assets (asset group) to their carrying amount. An impairment loss would be recognized when the carrying amount of the assets (asset group) exceeds the estimated undiscounted net cash flows. The amount of the impairment loss to be recorded is calculated as the excess of carrying value of assets (asset group) over their fair value, with fair value determined using the best information available, which generally is a discounted cash flow model. The determination of what constitutes an asset group, the associated undiscounted net cash flows, and the estimated useful lives of assets require significant judgments and estimates by management. The Company recorded no impairment losses during the years ended December 31, 2019 and 2018.

Advertising

Advertising costs are expensed as incurred and were approximately $186 and $640 for the years ended December 31, 2019 and 2018, respectively.

Shipping and Handling Costs

Shipping and handling costs are classified as cost of goods sold in the combined statements of operations and comprehensive income.

EnvisionTEC Group

Notes to Combined Financial Statements

Research and Development Costs

Research and development costs consist primarily of employee compensation expenses, materials, laboratory supplies, costs for related software, and costs for facilities and equipment. Expenditures for research and development are expensed as incurred.

Income Taxes

The Company’s U.S. operating entity, EnvisionTEC, Inc., and its U.S. IP holding company, Gulf Filtration Systems Inc., as well as Viridis3D are organized as Michigan corporations that are treated as S corporations for U.S. federal income tax purposes. Under the provisions of the Internal Revenue Code and similar state provisions, each entity is taxed as a flow-through entity and is not liable for income taxes. Its earnings and losses are included in the individual tax return of its sole shareholder. Therefore, the combined financial statements do not reflect a provision for U.S. federal or state income taxes relating to these entities.

The German operating entity, EnvisionTEC GmbH, is taxed as a corporation under the applicable tax regulations of Germany. As a result, the accompanying combined statements of operations and comprehensive income include tax expense related to Germany.

The Company recognizes deferred tax assets and liabilities for the differences between the financial statement carrying amounts and the tax basis of assets and liabilities of EnvisionTEC GmbH using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in the level and composition of earnings, tax laws or the deferred tax valuation allowance, as well as the results of tax audits, may materially impact the effective tax rate.

The Company estimates liabilities related to uncertain tax positions. As of December 31, 2019 and 2018, the Company had a liability of $427 and $387, respectively, related to uncertain tax positions in certain states and foreign jurisdictions. The calculation of the liability for uncertain tax positions requires management to make estimates and assumptions. The Company believes that its assumptions and estimates are reasonable, although actual results may have a material positive or negative impact on the balances of current or deferred tax assets and liabilities and net income.

Variable Interest Entities

A variable interest entity (VIE) is an entity that either (i) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (ii) has equity investors who lack the characteristics of a controlling financial interest. Implicit variable interests may result in the absorption or receipt of variability in a legal entity. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE. An entity has the power to direct the activities of another entity when its management has the ability to make key operating decisions, such as decisions regarding capital or product investment or manufacturing production schedules. The Company has evaluated certain entities, including certain related parties and entities under common control, and concluded that the Company has no VIEs subject to consolidation.

EnvisionTEC Group

Notes to Combined Financial Statements

Stockholders’ Equity

The EnvisionTEC Group is presented in combined form based on the existence of common control for all periods presented. All of the companies combined within EnvisionTEC Group (listed below) are each 100% owned by the same individual, therefore, profits, losses and distributions are allocated as such. The shares issued and outstanding for each of the individual entities included in the combined financial statements as of December 31, 2019 and 2018, respectively, were as follows:

Common Stock Issued and Outstanding
EnvisionTEC, Inc.	10
EnvisionTEC GmbH	22
Viridis3D	60
Gulf Filtration Systems, Inc.	1

Foreign Currency

The local currency is the functional currency for significant operations outside of the United States. The determination of the functional currency of an operation is made based upon the appropriate economic and management indicators.

Foreign currency assets and liabilities are translated into their U.S. dollar equivalents based upon year-end exchange rates, and are included in stockholders’ equity as a component of comprehensive loss. Revenue and expenses are translated at average exchange rates. Transaction gains and losses that arise from exchange rate fluctuations are charged to operations as incurred, except for gains and losses associated with intercompany receivables and payables for which settlement is not planned or anticipated in the foreseeable future, which are included in other comprehensive income in the combined statement of operations and comprehensive income.

New Accounting Standards or Updates Recently Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company’s year ending December 31, 2020 as the Company has elected to use the limited deferral of the effective date of Topic 606 provided by ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) — Effective Dates for Certain Entities (“ASU 2020-05”). Topic 606 permits application of the new revenue recognition guidance using one of two retrospective application methods. The Company has not yet determined which application method it will use.

While the Company is continuing to assess all potential impacts of the standard, it currently believes that there could be potential impact to 3D printer sales and the timing of revenue recognition of the various components described in revenue recognition policy.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326), amending how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The guidance requires the application of a current expected credit loss model which is a new impairment model based on expected losses. Under this model, an entity recognizes an allowance for expected credit losses based on historical experience, current conditions and forecasted information rather than the current methodology of delaying recognition of credit losses until it is probably a loss has been incurred. This ASU is effective for interim and annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact of the guidance on the combined financial statements and related disclosures. This ASU applies to trade accounts receivable.

EnvisionTEC Group

Notes to Combined Financial Statements

The FASB issued ASU No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2021 unless the Company elects to use the limited one year deferral of the effective date provided by ASU 2020-05, at which time the guidance would be effective for the Company’s calendar year. The guidance will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply, and whether it will elect the deferral of the effective date.

While the Company is continuing to assess all potential impacts of the standard, the effects on the results of operations are not expected to be material.

3.     Inventories

Inventories consist of the following:

December 31,	2019	2018
(in thousands)
Raw materials and components	$6,737	$6,423
Work in progress	71	173
Finished goods	2,077	2,433
Total	$8,885	$9,029

4.     Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

December 31,	2019	2018
(in thousands)
Prepaid import taxes	$2,942	$2,808
Other receivables	2	16
Other	716	666
Total	$3,660	$3,490

EnvisionTEC Group

Notes to Combined Financial Statements

5.     Property and Equipment, Net

Property and equipment, net, consist of the following:

December 31	2019	2018	Useful Life (in years)
(in thousands)
Machinery and equipment	$3,333	$3,517	3 – 7
Computer equipment and software	1,022	1,032	3
Leasehold improvements	695	706	1
Other	271	264	1 – 25
Property and Equipment	5,321	5,519
Less: accumulated depreciation	(3,602)	(3,652)
Property and Equipment, Net	$1,719	$1,867

Depreciation expense was $719 and $913 in 2019 and 2018, respectively.

6.     Intangible Assets, Net

Intangible Assets, net, consist of the following:

December 31	2019	2018	Weighted Average Useful Life (in years)
(in thousands)
Acquired Technology	$781	$781	12
Less: accumulated amortization	(187)	(138)
Intangible Assets, Net	$594	$643

Amortization expense was $49 and $48 in 2019 and 2018, respectively.

Estimated future amortization expense is $49 annually for each of the next five years and $349 in the years thereafter.

7.     Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

December 31,	2019	2018
(in thousands)
Other tax withholdings	$37	$77
Warranty	482	467
Payroll related liabilities	528	571
Customer deposits and other	946	1,860
Total	$1,993	$2,975

8.     Income Taxes

For the years ended December 31, 2019 and 2018, EnvisionTEC, Inc., the Company’s U.S. operating entity, and Gulf Filtration Systems Inc., the Company’s U.S. intellectual property holding company were S corporations for U.S. federal and state income tax purposes. As S corporations, the taxable income or loss of these entities was passed through to and included in the individual tax returns of each corporation’s stockholder. Therefore, no provision has been recorded for U.S. federal tax and most state jurisdictions. The Company’s German operating entity, EnvisionTEC GmbH, is taxed as a corporation under the taxing regulations of Germany. The Company reported pre-tax book loss from Germany of approximately ($1,449) and ($351) in 2019 and 2018, respectively. The Company’s U.S. entities reported pre-tax book income (loss) of approximately $914 and ($2,010) in 2019 and 2018, respectively.

EnvisionTEC Group

Notes to Combined Financial Statements

The components of income taxes for the years ended December 31, 2019 and 2018 are as follows:

December 31,	2019	2018
(in thousands)
U.S. federal	$—	$—
State and local	21	148
Foreign	—	(14)
Total Income Taxes	$22	$134

The Company has a liability for uncertain tax positions of approximately $427 and $387 at December 31, 2019 and 2018, respectively, which is recorded in income tax payable on the combined balance sheet.

9.     Related Party Transactions

The Company has a lease arrangement with ATMRE LLC, a leasing company in which Mr. El Siblani, CEO and owner of EnvisionTEC Group, is the sole member, for its headquarters located in Dearborn, Michigan. This lease terminated on December 31, 2016 and the company is currently leasing the facility on a month to month basis. For the years ended December 31, 2019 and 2018, the Company paid $144 and $144 to ATMRE, LLC, respectively.

In March 2005, the Company entered into a lease agreement with JES Besitzgesellschaft mbH, a leasing company that is controlled by members of the immediate family of Mr. El Siblani, for its original facilities located in Gladbeck, Germany. Pursuant to the lease agreement, the Company pays a base rent of €8 per month. For the years ended December 31, 2019 and 2018 the Company paid JES Besitzgesellschaft GmbH $113 and $44, respectively.

In June 2015, the Company entered into a lease agreement with Sitraco (UK) Limited, a leasing company that is controlled by Mr. El Siblani, for an additional facility located in Gladbeck, Germany. Pursuant to the lease agreement, the Company pays a base rent of €9 per month. For the years ended December 31, 2019 and 2018 the Company paid Sitraco (UK) Limited $128 and $99, respectively.

In June 2008, the Company entered into a distribution agreement with Sibco Europe Ltd., a distributor based out of the United Kingdom. Mr. El Siblani is Managing Director of and sole shareholder of Sibco Europe Ltd. Pursuant to the distribution agreement with Sibco Europe Ltd., the Company had sales to Sibco Europe Ltd. for the years ended December 31, 2019 and 2018 of $ — 0- and $2, respectively. Accounts receivable due from Sibco Europe Ltd. at December 31, 2019 and 2018 was $3 and $51, respectively, and is included in trade accounts receivable on the Company’s combined balance sheets. In addition, Sibco Europe Ltd. provides sales and marketing support for EnvisionTEC GmbH. For the years ended December 31, 2019 and 2018, Sibco Europe Ltd. billed the Company $ — 0- and $37, respectively, for services. These amounts are included in selling, general and administrative expenses on the Company’s combined statements of operations and comprehensive income. No accounts payable was due to Sibco Europe Ltd. at December 31,2019 and 2018.

During 2019, Sibco Europe Ltd. Loaned EnvisionTec Inc. $400 which was repaid in September 2020. Additionally, ATMRE, LLC loaned EnvisionTec $200 during 2019. The balance is outstanding.

EnvisionTec, Inc. entered into a term loan agreement with EvnsisionTec GmbH dated July 11, 2019 in the amount of €600 or $673 USD. The interest rate is 0.5% plus LIBOR. The repayment date is June 30, 2020.

EnvisionTEC Group

Notes to Combined Financial Statements

10.   Commitments and Contingencies

Operating Lease Commitments

The Company leases various manufacturing facilities, offices and warehouse spaces under operating lease arrangements expiring at various dates through 2023. Future minimum lease payments of operating lease arrangements at December 31, 2019 are approximately $725 in 2020, $478 in 2021, $252 in 2022 and $252 in 2023. Rent expense under operating lease arrangements was approximately $694 and $619 for the years ended December 31, 2019 and 2018, respectively.

Legal Matters

The Company records an estimated loss from a loss contingency when information available prior to issuance of its financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements, and the amount of the loss or liability can be reasonably estimated. Accounting for contingencies, such as legal matters, requires the Company to use its judgment.

11.   Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including November 6, 2020, which is the date the financial statements were available to be issued.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2020.

We are unable to predict the impact that COVID-19 will have on future periods due to numerous uncertainties. While COVID-19 so far has not unfavorably affected our operations to date, the extent of the impact in the future, if any, will depend on future developments, which are highly uncertain, cannot be predicted and could have a material adverse impact on our financial position, operating results and cash flows. A prolonged outbreak could, among other things, strain our business continuity plans, create delays in our growth and strategic initiatives, reduce our sales and marketing activities, limit our access to financing on favorable terms, increase our exposure to potential impairment charges related to long-lived and intangible assets, hinder our ability to support our customers and operate our business effectively, heighten the risk of disruption to our information and reporting systems and internal controls, including those over financial reporting and other risk management systems, or require us to incur substantial costs. We are closely monitoring the impact of COVID-19 on all aspects of our business and may take further actions as may be required by federal, state or local authorities, or that we determine are in the best interests of our employees, customers and partners. As the conditions surrounding COVID-19 continue to evolve rapidly, we will continue to actively manage our response in collaboration with customers, government officials and stakeholders, and assess any potential impacts to our financial position and operating results, as well as adverse developments in our business.

EnvisionTEC Group

Notes to Combined Financial Statements

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act is aimed at providing emergency assistance and health care for individuals, families, and businesses affected by the COVID-19 pandemic and generally supporting the U.S. economy. The CARES Act, among other things, includes provisions related to refundable payroll tax credits, deferment of the employer portion of social security payments, net operating loss carryback periods, modifications to the net interest deduction limitations, and technical corrections to tax depreciation methods for qualified improvement property. We are analyzing the various aspects of the CARES Act to determine the impact specific provisions may have on us.